                                                                   EXHIBIT 10.23

================================================================================

                                -----------------

                                      LEASE

                                -----------------

                                     Between

                                 CENTRO III, LLC

                                       and

                              PHARMION CORPORATION

                                 April 24, 2002

================================================================================

                          SUMMARY OF BASIC LEASE TERMS

1.       Tenant:  Pharmion Corporation

         (a)      Tenant's entity and jurisdiction:  a Delaware corporation.

2.       Building Address:  2525 28th Street, Boulder, Colorado 80301

         (a)      Type:  Multi-Tenant.

         (b)      Approx. Total Rentable Square Footage of Building:  37,688.

         (c) Base Building has been constructed by Landlord in accordance with Work Letter attached as EXHIBIT D.

3.       Demised Premises:  2525 28th Street, Suite 200, Boulder, Colorado 80301

         (a)      Suite 200.

         (b)      Approx. Total Rentable Square Footage of Demised Premises:
                  18,410.

         (c)      Approx. Total Useable Square Footage of Demised Premises:
                  16,863.

         (d) Interior Finish: To be completed by Tenant in accordance with Work Letter attached as EXHIBIT D.

4.       Initial Lease Term:

         (a)      Period:  Five (5) years.

         (b)      Commencement Date:  August 1, 2002.

         (c)      Expiration Date: Five years after Commencement Date (July 31,
                  2007).

5.       Renewal Options:

         (a)      Two (2) three-year options at Market Rate.

         (b) Market Rate Escalator to apply in each successive year of each Renewal Term.

         (c) Options must be exercised its writing not less than 150 nor more than 270 days prior to expiration of prior term.

6.       Basic Rent:

         Rent Schedule:

                  ANNUAL BASIC           MONTHLY BASIC           ANNUAL BASIC RENT PER
LEASE YEAR            RENT                    RENT               RENTABLE SQUARE FOOT
----------        ------------           -------------           ---------------------
Year 1             $341,506.00             $28,459.00                    $18.55
Year 2             $351,815.00             $29,318.00                    $19.11
Year 3             $362,309.00             $30,192.00                    $19.68
Year 4             $373,171.00             $31,098.00                    $20.27
Year 5             $384,368.00             $32,031.00                    $20.88

ONE-HALF OF THE BASIC RENT AND ADDITIONAL RENT DUE FOR THE MONTH OF AUGUST 2002 SHALL BE ABATED. THE REMAINING ONE-HALF SHALL BE DUE AND PAYABLE AUGUST 15, 2002.

7.       Additional Rent:

         (a) Tenant's Pro Rata Share for Additional Rent: 48.85% (calculated by dividing the approximate Rentable Square Footage of the Demised Premises (18,410) by the approximate Rentable Square Footage of the Building (37,688).

8.       Security Deposit Amount:  $28,459.00 (one month's rent)

9.       Place for Payments:        Centro III, LLC,
                                    627 Pine Street
                                    Boulder, Colorado 80302

10.      Place for Notices:

  Landlord:                                        with a copy to:
Centro III, LLC                                    Bruce D. Dierking, Esq.
627 Pine Street                                    Dierking and Associates P.C.
Boulder, CO 80302                                  2305 Canyon Blvd., Suite 206
                                                   Boulder, CO 80302
Tenant:
(Prior to the Commencement Date)                   (After the Commencement Date)
Pharmion Corporation                               Pharmion Corporation
4865 Riverbend Road                                2525 28th Street, Suite 200
Boulder, CO 80301                                  Boulder, CO 80301

11. Permitted Use(s) by Tenant: General office uses as permitted by applicable zoning.

12. Broker(s): Terry Kruegel, Colorado Group (Landlord's Broker); Sean Balaun, Equis Corporation (Tenant's Broker).

13. Utilities: Tenant Shall pay its Pro Rata Share of charges for any utilities not separately metered or billable to the Demised Premises; provided, however, that if in Landlord's reasonable opinion, apportioning utility charges based upon Pro Rata Shares would be inequitable because of disproportionate consumption of utilities by tenants of the Building, Landlord shall have the right to apportion utility charges based upon Landlord's reasonable estimation of relative use of such utilities.

12.      Tenant Finish Allowance:

         (a) Base Tenant Finish Allowance. $30.00 per Rentable Square Foot of the Demised Premises ($552,300.00 total). Base Tenant Finish Allowance shall be used to pay expenses incurred in performance of Tenant's Work as defined in the Work Letter attached as EXHIBIT D hereto and shall be paid in accordance with the provisions set forth in EXHIBIT D. Any excess not used for Tenant's Work shall be credited against the next installments of Basic Rent and Additional Rent due hereunder.

         (b) Additional Tenant Finish Allowance. Tenant may, at its option, request from Landlord up to a maximum of $222,705.00 as an Additional Tenant Finish Allowance. Tenant will notify Landlord in writing if Tenant desires to use the Additional Tenant Finish Allowance. The Additional Tenant Finish Allowance shall be used for the same types of expenses and paid in the same manner as the Base Tenant Finish Allowance. Any Additional Tenant Finish Allowance requested and used by Tenant shall accrue interest from the date of disbursement to Tenant or its contractors until repaid at the rate of 5.5% per annum. The Additional Tenant Finish Allowance used by Tenant shall be amortized at 5.5% per annum in equal monthly payments of principal and interest over the sixty (60) month initial Lease Term, and the monthly cost thereof shall be added to and shall increase the Basic Rent payable hereunder. At Landlord's request, Tenant shall enter into an Amendment to this Lease in a form reasonably acceptable to Landlord and Tenant memorializing the Additional Tenant Finish Allowance used and the corresponding increase in the Basic Rent. The Base Tenant Finish Allowance and Additional Tenant Finish Allowance are collectively referred to as the Tenant Finish Allowance.

15. Signage: Building Standard Lobby directory and Suite signage shall be provided at Landlord's expense. Tenant may have, at its own expense, the top four (4) spaces (out of the eight total spaces) on the Building Monument sign, and Tenant may install one sign on each of the north and south sides of the east stair tower on the fascia of the Building. Tenant's signs shall be subject to the provisions of and shall comply with the requirements of Section 8.10.

16.      Parking:  See Section 2.9.

                                      LEASE

                  This Lease is made this 24th day of April, 2002, between Centro III, LLC, a Colorado limited liability company, ("Landlord"), whose address is 627 Pine Street, Boulder, Colorado 80302, and Pharmion Corporation, a Delaware corporation ("Tenant"), whose current address is 4865 Riverbend Road, Boulder, Colorado 80301.

                                   ARTICLE 1

                                     GENERAL

                  1.1 Consideration. Landlord enters into this Lease in consideration of the payment by Tenant of the Rents herein reserved and the keeping, observance and performance by Tenant of the covenants and agreements of Tenant herein contained.

                  1.2 Exhibits and Addenda to Lease. The Exhibits and Addenda listed below shall be attached to this Lease and be deemed incorporated in this Lease by this reference. In the event of any inconsistency or conflict between such Exhibits and Addenda and the terms and provisions of this Lease, the terms and provisions of the Exhibits and Addenda shall control. The Attachments, Exhibits and Addenda to this Lease are:

                  Summary of Basic Lease Terms
                  Exhibit A         Legal Description of Land
                  Exhibit B         Location of Demised Premises
                  Exhibit C         Notice of Non-Liability for Mechanics' Liens
                  Exhibit D         Work Letter
                  Exhibit E         Rules and Regulations

                                    ARTICLE 2

                         DEFINITIONS; DEMISE OF PREMISES

                  2.1 Demise. Subject to the provisions, covenants and agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, the Demised Premises as hereinafter defined, for the Lease Term as hereinafter defined, together with a non exclusive right to use all appurtenances thereto including, but not limited to, any decks, plazas, easement areas, Common Facilities or other areas of Land described in EXHIBIT A hereto designated by Landlord from time to time for the exclusive or non-exclusive use of tenants of the Building, subject to existing covenants, conditions, restrictions, easements and encumbrances affecting the same. Tenant shall have access to the Demised Premises 24 hours per day, 7 days per week.

                  2.2 Demised Premises. The "Demised Premises" shall mean the space to be occupied by Tenant as depicted on EXHIBIT B attached hereto. The Demised Premises will be within the Building, which is to be constructed on the Land, as the terms "Building" and "Land" are hereinafter defined.

                  2.3 Square Footage and Address. The Demised Premises will contain approximately the rentable and usable floor area set forth in the Summary of Basic Lease Terms, but neither the Basic Rent, Tenant Finish Allowance, Tenant's Pro Rata Share nor any other calculation hereunder shall be adjusted if the actual rentable or usable floor area of the Demised Premises varies from the figures set forth in the Summary of Basic Lease Terms. The address of the Demised Premises is the address set forth in the Summary of Basic Lease Terms.

                  2.4 Land. "Land" shall mean the parcel of real property more particularly described in EXHIBIT A attached hereto, as the same may be replatted, resubdivided or adjusted from time to time by Landlord in its sole discretion, provided that no such modifications shall change the terms of this Lease.

                  2.5 Building. "Building" shall mean the building and associated improvements constructed on the Land and containing approximately the number of rentable square feet set forth on the Summary of Basic Lease Terms, as such Building may be expanded, remodeled, reconstructed or otherwise modified from time to time in the future by Landlord.

                  2.6 Improvements. "Improvements" shall mean the Building, as hereinafter defined, and all other fixtures and improvements on the land, including landscaping thereon.

                  2.7 Property. "Property" shall mean the Land, the Building and the Improvements and any fixtures and personal property used in operation and maintenance of the Land, Building and Improvements other than fixtures and personal property of Tenant and other users of space in the Building.

                  2.8 Common Facilities. "Common Facilities" shall mean all of the Property except (a) the Demised Premises and (b) the other premises in the Building leased or held for lease to other tenants that is intended to be used in common by Tenant and other tenants, if any. Common Facilities shall include, without limitation, those items described as Common Facilities in
Section 7.2 below, any walks, driveways, and, if applicable, lobby areas, halls, stairs, elevators, restrooms, utility rooms, and janitorial closets designed for common use of Tenant and other users of space in the Building. "Exclusive Facilities" shall mean the four (4) deck areas of approximately 250 square feet each on the four corners of the Building adjacent to the Demised Premises which, though not part of the Demised Premises, shall be reserved for the exclusive use of Tenant so long as Tenant continues to lease the entire second floor of the Building. Tenant shall be solely responsible, at its expense, for all cleaning and maintenance of the Exclusive Facilities so long as Tenant continues to maintains the exclusive right to use the same.

                  2.9 Parking Area. "Parking Area" shall mean that portion of the Land, which is or is to be paved and otherwise improved or designated unimproved land for the parking of motor vehicles. There are 5 permanently designated handicap parking spaces and 4 reserved visitor parking spaces located on the surface lot adjacent to the Building entrance, and 125 parking spaces for the use of tenants of the Building and their employees and customers. Throughout the Initial Lease Term and any Renewal Option Terms, and included in the amount of Basic Rent due hereunder, Tenant shall be entitled to the non-exclusive use of its pro rata share of the Parking Area. In the event of excessive conflicts over the use of parking spaces, Landlord shall have the right to designate some or all of the Parking Area for the exclusive use of particular tenants, and in such event, Tenant shall be entitled to its pro rata share of any such designated spaces in terms of number, location and overall quality of such assigned spaces. Landlord shall construct signs indicating that unauthorized vehicles will be towed at the expense of the owner of the vehicle:

                  2.10 Use of Common Facilities. Tenant is hereby granted the non-exclusive right and license to use, in common with others entitled to such use, the Common Facilities, as they from time to time exist, subject to the rights of Landlord reserved herein. Tenant shall not interfere, at any time, with the rights of Landlord and others entitled to use any part of the Common Facilities, and, except as expressly permitted in Article 18, Article 19 of this Lease or the Work Letter attached hereto as EXHIBIT D, shall not store, either permanently or temporarily, any materials, supplies or equipment on the Common Facilities. Landlord shall have the right, at any time, to change, reduce or otherwise alter the Common Facilities, in its sole discretion and without compensation to Tenant; provided, however, Landlord shall: (i) provide reasonable parking and loading areas; (ii) provide access to the Demised Premises; (iii) not materially and adversely interfere with Tenant's use or occupancy of the Demised Premises; (iv) not materially reduce or obstruct Tenant's signage; and further provided that such modifications do not contravene any specific requirement of this Lease.

                  2.11 Covenant of Quiet Enjoyment. Landlord covenants and agrees that, provided Tenant is not in default beyond any applicable cure period and keeps, observes and performs the covenants and agreements of Tenant contained in this Lease, Tenant shall have quiet and peaceable possession of the Demised Premises and such possession shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

                  2.12 Condition of Demised Premises. Landlord warrants that at the time of Landlord's delivery of possession of the Demised Premises to
Tenant: (a) the Demised Premises shall comply with the Americans with Disabilities Act ("ADA"); (b) Landlord shall have received a certificate of occupancy for the Base Building Work (as defined in the Work Letter attached hereto as EXHIBIT D) from the City of Boulder; and (e) Landlord shall warrant the Base Building Work as set forth in Section 2.04 of the Work Letter attached hereto as EXHIBIT D. Tenant covenants and agrees that, except as otherwise provided herein, upon taking possession of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises "as is" and Tenant shall be deemed to have waived any warranty of condition or habitability, suitability for occupancy, use or habitation, fitness for a particular purpose or merchantability, express or implied, relating to the Demised Premises. Before the Demised Premises is deemed accepted, Tenant, Tenant's architect, Tenant's engineers, Tenant's contractors, Tenant's representatives, and any agents of Tenant shall have access to the Building during business hours, and upon reasonable prior written or oral notice, in order to inspect the Base Building Work. Upon such inspection, Tenant shall have the right to identify items not in conformance with the Work Letter attached hereto, and Landlord shall correct such items in accordance with the Work Letter. Tenant, its architects, engineers, contractors and representatives shall comply with all safety requirements and directives of Landlord when on the construction site.

                                   ARTICLE 3

                                  TERM OF LEASE

         3.1 Lease Term. "Lease Term" shall mean the period of time specified in the Summary of Basic Lease Terms commencing at midnight on the Commencement Date as defined below and expiring at midnight on the Expiration Date, as specified in the Summary of Basic Lease Terms. "Lease Year" shall mean each twelve (12) month period beginning on the Commencement Date or any anniversary thereof and ending the immediately preceding day one year later.

         3.2 Commencement Date. The term "Commencement Date" shall mean the Commencement Date set forth in the Summary of Basic Lease Terms. In the event of a delay in the occurrence of the Commencement Date, this Lease shall not be void or voidable by Tenant, and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay; however, all Rent and other charges hereunder shall abate during the pendency of such delay.

         3.3 Early Occupancy or Entry. In the event Landlord permits Tenant or its agents or contractors to occupy or enter the Demised Premises for any reason prior to the Commencement Date, Tenant shall be subject to all terms and provisions hereof other than the obligation to pay Rent. Upon execution hereof, Tenant shall be permitted to enter the Demised Premises for purposes of completing Tenant's Work, as more specifically set forth in the Work Letter attached hereto as EXHIBIT D.

         3.4 Options to Renew. Provided that Tenant is not then in default under the terms and conditions of this Lease and that Tenant has not been in default more than twice during the then-current Term, Tenant shall have the option to renew and extend this Lease for two (2) additional term(s) of three
(3) years each (the "Renewal Teams"). The Renewal Terms shall be on the same terms, provisions, and conditions contained in this Lease, except that Tenant shall not be entitled to any Tenant Finish Allowance, Basic Rent shall be adjusted to the Market Rate in the first year of each Renewal Term, in accordance with the provisions of Section 4.1.1 below, and Basic Rent shall be increased by a Market Rate escalator on the anniversary of the Commencement Date in each successive year of each Renewal Term. Tenant shall give Landlord written notice of its intention to exercise its respective options not more than two hundred seventy (270) days nor less than one hundred fifty (150) days prior to the expiration of the prior Term. Failure to notify Landlord within such time period as to any option shall void all options to renew, and the Lease shall terminate at the conclusion of the then-current Term. All options granted hereunder shall be personal to Tenant and shall not be transferred, assigned, or pledged by Tenant, except to a "Permitted Assignee" as defined in Section 8.16 hereof.

                                   ARTICLE 4

                         RENT AND OTHER AMOUNTS PAYABLE

         4.1 Basic Rent. Tenant covenants and agrees to pay to Landlord, without offset, deduction or abatement, basic rent for the full Lease Term in the amount specified as Basic Rent in the Summary of Basic Lease Terms ("Basic Rent"). One-half of the Basic Rent and Additional Rent due for the month of August 2002 shall be abated, and the remaining one-half shall be due and payable August 15, 2002.

                  4.1.1 Market Rate Adjustment. The amount of Basic Rent shall be adjusted to the Market Rate, as defined below, in the first year of each Renewal Term as indicated in the Summary of Basic Lease Terms and in
Section 3.4 above. As used herein and in the Summary of Basic Lease Terms, the term "Market Rate" shall refer to the following:

         Market Rate shall mean the annual fixed rental rate a willing lessee would pay and a willing lessor would accept in an arm's length lease of the Demised Premises at such date upon the terms and provisions of this Lease; however, in no event shall the Market Rate be less than the amount of Basic Rent payable by Tenant in the prior year of the Lease. Within thirty (30) days after Tenant gives written notice exercising its Renewal Term, Landlord shall provide Tenant with written notice setting forth Landlord's opinion of Market Rate and Landlord's opinion of the Market Rate annual escalator to apply in each subsequent year of the Renewal Term ("Landlord's Market Rate Notice"). In the event Tenant disagrees with Landlord's opinion of Market Rate or the Market Rate escalator, Tenant may, within fifteen (15) days after Landlord's Market Rate Notice, give Landlord written notice setting forth Tenant's opinion of Market Rate and/or the Market Rate escalator ("Tenant's Market Rate Notice"). If Landlord and Tenant are unable to agree as to the Market Rate or Market Rate escalator within ten (10) days after Tenant's Market Rate Notice, the parties shall select an arbitrator to render a final determination of the Market Rate and/or the Market Rate escalator, as the case may be. The arbitrator shall be a licensed commercial real estate broker who shall have at least (10) years continuous experience in the business of commercial real estate brokerage in Boulder, Colorado, and shall be a member in good standing of the Denver Metropolitan Commercial Association of Realtors ("DMCAR") and Commercial Brokers of Boulder ("CBB"), or if either of such organizations is not then in existence, such other trade group(s) or professional organization(s) as leading commercial real estate brokers in Boulder, Colorado customarily participate in at such time. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, make a determination of the Market Rate and/or Market Rate escalator, as the case may be, and that determination by the arbitrator shall be binding upon Landlord and Tenant. The arbitrator must choose either the Market Rate and/or Market Rate escalator designated in Landlord's Market Rate Notice or the Market Rate and/or Market Rate escalator designated in Tenant's Market Rate Notice. The arbitrator may not choose a Market Rate or Market Rate escalator that is different from one of the two numbers provided by Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this paragraph, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this paragraph shall be final and binding in fixing the Market Rate and Market Rate escalator. The arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease. In the event Landlord and Tenant are unable to agree upon an arbitrator, Landlord and Tenant shall each select an arbitrator meeting the qualifications set forth above and those two arbitrators shall then choose an arbitrator meeting the qualifications set forth above to make the determination. If for any reason the Market Rate shall not have been determined prior to the relevant anniversary of the Commencement Date, then, until the Market Rate has been finally determined in accordance with this Section, the amount of Basic Rent shall remain the same as payable during the prior year of the Lease. Upon final determination of the Market Rate, an appropriate adjustment to the Basic Rent shall be made reflecting such final determination, and an adjustment shall be made between Landlord and Tenant with respect to any overpayment or underpayment of Basic Rent from the commencement of the Option Term to the date of such final determination, together with interest accruing at the rate of eight percent (8%) per annum.

         4.2 Monthly Rent. Basic Rent shall be payable monthly in advance, without notice, in equal installments, together with installments of Additional Rent as estimated by Landlord on an annual basis ("Monthly Rent"). One such monthly installment shall be due and payable on the Commencement Date and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the hereby demised Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated based on the actual number of days in such month.

         4.3 Place of Payments. Basic Rent and all other sums payable by Tenant to Landlord under this Lease shall be paid to Landlord at the place for payments specified in the Summary of Basic Lease Terms, or such other place as Landlord may, from time to time, designate in writing.

         4.4 Lease a Net Lease and Rent Absolute. It is the intent of the parties that, except as expressly provided otherwise in this Lease: (i) the Basic Rent provided in this Lease shall be a net payment to Landlord; (ii) the Lease shall continue for the full Lease Term notwithstanding any occurrence preventing or restricting use and occupancy of the Demised Premises, including any damage or destruction affecting the Demised Premises, and any action by governmental authority relating to or affecting the Demised Premises; (iii) the Basic Rent shall be absolutely payable without offset, reduction or abatement for any cause; (iv) Landlord shall not bear any costs or expenses relating to the Demised Premises or provide any services or do any act in connection with the Demised Premises; and (v) Tenant shall pay, in addition to Basic Rent, Additional Rent to cover costs and expenses relating to the Demised Premises, the Common Facilities, and the Property, all as hereinafter provided.

         4.5 Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, all costs and expenses which Tenant is obligated to pay to Landlord under this Lease.

         4.6 Tenant's Pro Rata Share. "Tenant's Pro Rata Share" shall mean the percentage set forth in the Summary of Basic Lease Terms as Tenant's Pro Rata Share which is the percentage derived by dividing the approximate rentable square footage of the Demised

Premises, as set forth in the Summary of Basic Lease Terms, by the approximate rentable square footage within the Building, as set forth in the Summary of Basic Lease Terms. The percentage set forth in the Summary of Basic Lease Terms shall be conclusive and not subject to adjustment for remeasurement of the area of the Demised Premises or the Building. Landlord shall modify Tenant's Pro Rata Share from time to time based upon any material increase or reduction in the rentable square footage of the Building or of the Demised Premises.

         4.7 Monthly Deposits for Taxes, Insurance, and Common Facilities Charges. Tenant will pay to Landlord, monthly in advance, without notice, on each day that payment of Monthly Rental is due, amounts, as hereinafter specified, for payment of Tenant's Pro Rata Share of Taxes and Assessments (defined in Section 5.1), "Casualty Insurance" (defined in Section 6.1), Landlord liability insurance, if applicable, (defined in Section 6.2), "Common Facilities Charges" (defined in Section 7.2), and any other charges payable with respect to the Property hereunder as Additional Rent (collectively "Monthly Deposits"). The Monthly Deposits shall each be equal to Tenant's Pro Rata Share of 1/12 of the amounts, as reasonably estimated by Landlord on an annual basis based upon a written budget, of the annual Taxes and Assessments, annual Casualty Insurance premiums, annual Landlord liability insurance premiums, and annual Common Facilities Charges payable with respect to the Property. The initial Monthly Deposit shall be subject to adjustment as herein provided. Landlord shall complete a written reconciliation of Monthly Deposits for each calendar year during the Lease and provide such reconciliation to Tenant no later than May 1 of the following year. To the extent the Monthly Deposits exceed Tenant's Pro Rata Share of the actual cost of such items, the excess amount shall, at Landlord's option, except as may be otherwise provided by law, either be paid to Tenant or credited against future Monthly Deposits or against Basic Rent, Additional Rent or other amounts payable by Tenant under this Lease. To the extent Monthly Deposits are less than Tenant's Pro Rata Share of the actual cost of such items, Tenant shall pay the shortfall to Landlord within thirty (30) days after receipt of Landlord's annual reconciliation. If Tenant so requests in writing within sixty (60) days after the date of Landlord's annual reconciliation of Monthly Deposits, Tenant may review Landlord's financial records for the year of such reconciliation concerning Taxes and Assessments, Casualty Insurance premiums, and Common Facilities Charges, and Tenant, at its own expense, may have such financial records reviewed by a certified public accountant reasonably acceptable to Landlord. If the certified public accountant determines that Landlord has overcharged Tenant, Landlord shall credit Tenant for the amount of the over assessment, and if the certified public accountant determines that Landlord has undercharged Tenant, Tenant shall pay the additional amount due within ten (10) days after the conclusion of such review. Additionally, if Landlord has overcharged Tenant by five (5) percent or more, then Landlord shall reimburse Tenant for the reasonable fees of the certified public accountant. The amounts of such taxes, insurance premiums and expenses payable by Tenant for the years in which the Lease Term commences and expires shall be subject to the provisions hereinafter contained in this Lease for proration of such amounts in such years. Prior to the dates on which payment is due for such items, Landlord shall make payment of the same, to the extent funds from Monthly Deposits available therefor. Except for Landlord's obligation to make payments out of funds available from Monthly Deposits, the making of Monthly Deposits by Tenant shall not limit or alter Tenant's obligation to pay taxes and assessments and to maintain insurance as elsewhere provided in this Lease.

         4.8 Security Deposit. Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord, the amount specified as a security deposit in the summary of Basic Lease Terms ("Security Deposit"). The Security Deposit shall be retained by Landlord and may be applied by Landlord, to the extent necessary, to pay and cover any loss, cost, damage or expense, including attorneys' fees, sustained by Landlord by reason of the failure of Tenant to comply with any provisions, covenant or agreement of Tenant contained in this Lease. To the extent not necessary to cover such loss, cost, damage or expense, the Security Deposit, without any interest thereon, shall be returned to Tenant within thirty (30) days after expiration of the Lease Term or as may be otherwise provided by law; provided, however, that Landlord may also deduct any amount from the Security Deposit Landlord estimates may be required to cover any shortfall in Additional Rent deposits made by Tenant in the final year of the Lease until such time as Landlord has completed its annual Additional Rent reconciliation for such year. The Security Deposit shall not be considered as an advance payment of rent or as a measure of the loss, cost, damage or expense which is or may be sustained by Landlord. In the event all or any portion of the Security Deposit is applied by Landlord to pay any such loss, cost, damage or expense, Tenant shall, from time to time, promptly upon demand, deposit with Landlord such amounts as may be necessary to replenish the Security Deposit to its original amount.

         4.9 General Provisions as to Monthly Deposits and Security Deposit. Landlord shall not be required to hold the Security Deposit in an escrow or trust deposit account, and Landlord may commingle the Monthly Deposits with Landlord's own funds. Landlord shall not be obligated to pay interest to Tenant on account of the Monthly Deposits and Security Deposit. In the event of a transfer by Landlord of Landlord's interest in the Demised Premises, Landlord or the property manager of Landlord shall deliver the Monthly Deposits and Security Deposit to the transferee of Landlord's interest, and after such transfer Landlord and such property manager shall thereupon be discharged from any further liability to Tenant with respect to such Monthly Deposits and Security Deposit. In the event of a transfer by Tenant of Tenant's interest in the Demised Premises, Landlord shall be entitled to return, the Monthly Deposits and Security Deposit to Tenant's successor in interest and Landlord shall thereupon be discharged from any further liability with respect to the Monthly Deposits and Security Deposit.

         4.10     [Intentionally Omitted]

                                   ARTICLE 5

                              TAXES AND ASSESSMENTS

         5.1 Covenant to Pay Taxes and Assessments. Tenant covenants and agrees to pay, as Additional Rent, Tenant's Pro Rata Share of Taxes and Assessments, as hereinafter defined, which accrue during or are attributable to the Lease Term. "Taxes and Assessments" shall mean all taxes, assessments, fees or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or any part thereof, or upon any building, improvements or personal property owned by Landlord at any time situated on the Land. "Taxes and Assessments" shall not include: (i) any federal, state or local income taxes levied or assessed on Landlord; (ii) special utility, levies, fees or charges imposed, assessed or charged directly associated with construction of the Base Building; (iii) stock, succession, transfer, franchise, tax on excess profits, gift or estate taxes or inheritance taxes; or (iv) interest or penalties imposed as a result of late payment of any "Taxes or Assessments."

         5.2 Proration at Commencement and Expiration of Term. Taxes and Assessments shall be prorated between Landlord and Tenant for the year in which the Lease Term commences and for the year in which the Lease Term expires as of, respectively, the date of commencement of the Lease Term and the date of expiration of the Lease Term, except as herein provided. Additionally, for the year in which the Lease Term expires, Tenant shall be liable without proration for the full amount of Taxes and Assessments relating to any improvements, fixtures, equipment or personal property which Tenant is required to remove or in fact removes as of the expiration of the Lease Term for which Landlord can substantiate it paid Taxes and Assessments. Proration of Taxes and Assessments shall be made on the basis of actual Taxes and Assessments. Tenant's Pro Rata Share of Taxes and Assessments for the years in which the Lease Term commences and expires shall be paid and deposited with the Landlord through Monthly Deposits as hereinabove provided, but, in the event actual Taxes and Assessments for either year are greater or less than as estimated for purposes of Monthly Deposits, appropriate adjustment and payment shall be made between the parties, at the time Landlord reconciles the Monthly Deposits as set forth in Section 4.7 above, and the obligation of Landlord or Tenant, as the case may be, shall survive the termination or expiration of this Lease.

         5.3 Special Assessments. If any Taxes or Assessments are payable in installments over a period of years, Tenant shall be responsible only for installments for periods during the Lease Term with proration, as above provided, of any installment payable prior to or after expiration of the Lease Term.

         5.4 New or Additional Taxes. Tenant's obligation to pay Tenant's Pro Rata Share of Taxes and Assessments shall include any Taxes and Assessments of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Property if such tax shall be based upon or arise out of the ownership, use or operation of or the rents received from the Property, other than income taxes or estate taxes of Landlord or those items excluded in (i) through (iv) described in Section 5.1. For the purposes of computing Tenant's liability for such new type of tax or assessment, the Property shall be deemed the only Property of Landlord.

         5.5 Landlord's Sole Right to Contest Taxes. Landlord shall have the sole right to contest any Taxes or Assessments. Landlord shall pay to or credit Tenant with Tenant's Pro Rata Share of any abatement, reduction or recovery of any Taxes and Assessments attributable to the Lease Term, less Tenant's Pro Rata Share of all costs and expenses incurred by Landlord, including attorneys' fees, in connection with such abatement, reduction or recovery, except to the extent any such costs and expenses or any portion thereof have been or will be otherwise charged to Tenant hereunder.

                                    ARTICLE 6

                                    INSURANCE

         6.1 Casualty Insurance. Landlord covenants and agrees to obtain and keep in full force and effect during the Lease Term, Casualty Insurance as hereinafter defined. "Casualty Insurance" shall mean property insurance including "special form" or "all risk" or equivalent coverage with respect to the Property, in an amount equal to the full replacement cost thereof, with coinsurance clauses of no less than ninety percent (90%), and with coverage, at Landlord's option, by endorsement or otherwise, for all risks, vandalism and malicious mischief, sprinkler leakage, boilers, and rental loss and with a deductible in the amount for each occurrence as Landlord, in its sole discretion, may determine from time to time. Casualty Insurance obtained by Landlord need not name Tenant as an insured party and, at Landlord's option, may name any mortgagee or holder of a deed of trust as an insured party as its interest may appear. Tenant covenants and agrees to pay, as Additional Rent, its Pro Rata Share of the cost of Casualty Insurance obtained by Landlord, and to pay, as Additional Rent, its Pro Rata Share of the cost of any deductible under such Casualty Insurance, not to exceed $5,000.00 per occurrence. Tenant shall be responsible for obtaining, at Tenant's option, cost and expense, insurance coverage for personal property and leasehold improvements of Tenant and for business interruption of Tenant.

         6.2 Liability Insurance. Tenant covenants and agrees to obtain and keep in full force and effect during the Lease Term, and to pay the premiums and costs of, Liability Insurance as herein defined. "Liability Insurance" shall mean commercial general liability insurance covering public liability for claims for bodily injury, personal injury, and property damage, with limits of not less than two million dollars ($2,000,000.00) combined single limit of liability, with endorsements for assumed contractual liability with respect to the liabilities assumed by Tenant under this Lease, and with no deductible in excess of five thousand dollars ($5,000.00) or self-insurance provision contained therein, unless otherwise approved in writing by Landlord. Landlord shall also obtain and keep in full force and effect during the Lease Term commercial general liability insurance covering public liability for claims of bodily injury, personal injury, and property damage, with respect to Landlord's ownership, use and operation of the Property with limits of not less than two million dollars ($2,000,000.00) combined single limit of liability. Tenant covenants and agrees to pay Tenant's Pro Rata Share of the premiums and costs of such liability insurance as Additional Rent hereunder.

         6.3 Other Insurance. Tenant covenants and agrees to obtain and keep in full force and effect during the Lease Term, and to pay the premiums and costs of, any other types of insurance relating to Tenant's occupancy, use, and operation of the Demised Premises that Landlord or any mortgagee or holder of a deed of trust on the Property may hereafter require in the exercise of commercial reasonableness based upon a change in circumstances or risks. Tenant shall cause such other insurance to be in effect within thirty (30) days after receipt of written notice from Landlord.

         6.4 General Provisions Respecting Insurance. Except as otherwise approved in writing by Landlord, all insurance obtained by Tenant shall be written by companies licensed to do business in the State of Colorado and having a "General Policyholders Rating" of at least A-VIII as set forth in the most current issue of "Best's Insurance Guide."; all policies of Liability Insurance shall name Landlord, Landlord's manager(s) and agent(s), and the holder of any mortgage or deed of trust encumbering the Property as additional insureds, as their interests may appear; shall provide coverage on an occurrence basis; and shall provide, by certificate of insurance or otherwise, that the insurance coverage shall not be canceled or altered except upon thirty (30) days' prior written notice to Landlord and the holder of any such mortgage or deed of trust; provided, however, that if Tenant's insurer does not offer such insurance with a provision, by endorsement, payment of an additional premium or otherwise, that the insurance coverage shall not be canceled or altered except upon thirty (30) days' prior written notice to Landlord and the holder of any such mortgage or deed of trust, then such certificate of insurance may provide that the insurer shall endeavor in good faith to provide thirty (30) days' prior written notice to Landlord and the holder of any such mortgage or deed of trust prior to canceling or altering such policy. Certificates of insurance obtained by Tenant shall be delivered to Landlord who may deposit the same with the holder of any such first mortgage or deed of trust. Upon written request, Tenant agrees to provide Landlord with copies of all policies of insurance obtained by Tenant hereunder.

         6.5 Cooperation in the Event of Loss. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.

         6.6 Waiver. Anything in this Lease to the contrary notwithstanding, neither Landlord nor Tenant shall be liable to the other for any loss or damage to property occurring on the Demised Premises or the Property or in any manner growing out of or connected with Tenant's use and occupation of the Demised Premises, or the condition thereof, or of the Property, caused by the negligence or fault of Landlord or Tenant or of their respective agents employees, subtenants, licensees, or assignees, to the extent that such loss or damage to property is coverable by a standard special form or all risk policy (regardless of whether such insurance is carried or not, or if so carried, payable to or protects Landlord or Tenant or both) or for which such party is otherwise reimbursed; and Landlord and Tenant each hereby respectively waives all right of recovery against the other, its agents, employees, subtenants, licensees, and assignees, for any such loss or for damage to the property of the waiving party. Nothing contained in this section shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence of this Section 6.6. Each of the parties shall notify their respective insurance carriers that the foregoing waiver is contained in this Lease and shall require such carrier to include an appropriate waiver of subrogation provision in its policies.

                                   ARTICLE 7

               UTILITY, OPERATING, MAINTENANCE AND REPAIR EXPENSES

         7.1 Utility Charges. Tenant covenants and agrees to contract in Tenant's own name and to pay, as Additional Rent, all charges for water, sewage, disposal, storm drainage fees, gas, electricity, light, heat, power, telephone or other utility services used, rendered or supplied to or for the Demised Premises. If any such utility charges are not separately metered or billable to the Demised Premises, then Tenant shall pay its Pro Rata Share of such charge; provided, however, that if in Landlord's reasonable opinion, apportioning utility charges based upon Pro Rata Shares would be inequitable because of disproportionate consumption of utilities by tenants of the Building, Landlord shall have the right to apportion utility charges based upon Landlord's reasonable estimation of relative use of such utilities. Tenant shall pay to Landlord the apportioned amount of such utilities as Additional Rent. Subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, Tenant shall have the right to utilize the services of a telephone, telecommunications or other utility provider that is not providing service to the Building as of the date of Tenant's execution of this Lease. Landlord agrees that it will not unreasonably refuse to enter into such agreements or licenses as may be reasonably necessary to permit such provider to provide service to Tenant. Landlord shall have no obligation to provide space in the Common Areas of the Building for any such provider to locate its equipment, nor shall Landlord be obligated to incur any cost or liability of any kind whatsoever in connection with such additional utility service providers.

         7.2 Common Facilities Charges. "Common Facilities Charges" shall be paid in accordance with Section 4.7 and shall include all costs and expenses of operating, repairing, maintaining and upkeep of the Property and Common Facilities including, without limitation, maintenance of landscaping and plantings, if any; removal of dirt, debris, obstructions and litter from sidewalks and driveways; repairs, resurfacing, resealing, restriping, sweeping and snow removal from the Parking Area, sidewalks and driveways; sprinkler systems; Building signs; stairways; heating, ventilation and air conditioning systems; roofs; utilities; fire protection systems and sprinkler systems; exterior painting; water and sewage disposal systems; storm drainage systems; supplies, personnel, and the cost of any rental of equipment in implementing such services; charges for professional management of the Property and Common Facilities, not to exceed five percent (5%) of Basic Rent, including wages, salaries, benefits and payroll taxes paid by Landlord with respect to its employees for providing such services; and personal property taxes, licenses and permits. Landlord may cause any or all of such services to be provided by employees of Landlord or by independent contractor(s) and subcontractor(s). Tenant shall pay to Landlord, monthly in advance, without notice, on each day that payment of Monthly Rental is due, Tenant's Pro Rata Share of the estimated monthly charge for the Common Facilities, as determined and redetermined from time to time by Landlord. The initial monthly charge for Common Facilities is set forth in the Summary of Basic Lease Terms attached hereto. If the total monthly charges paid by Tenant are less than the Tenant's Pro Rata Share of the actual charges for Common Facilities, Tenant shall pay the difference to Landlord within ten (10) days after demand by Landlord. If Tenant's Pro Rata Share of such actual charges is less than the total monthly charges paid by Tenant, the difference shall, at Landlord's option, except as may be otherwise required by law, either be paid to Tenant or credited against future monthly charges on the next applicable invoice for Basic Rent, Additional Rent or other amounts payable by Tenant under this Lease.

         7.3 Tenant's Maintenance Obligation. Tenant, at its sole cost and expense, shall maintain, repair, and keep the Demised Premises and all improvements, fixtures and personal property thereon in good, safe and sanitary condition, order and repair, loss by fire, casualty, condemnation and ordinary wear and tear excepted and only as it relates to Tenant's use of the Demised Premises, and in accordance with all applicable laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction. Tenant will perform or contract for and promptly pay for janitorial and cleaning services, security services, interior painting, interior window washing, replacement of damaged or broken glass and other breakable materials, replacement of interior light bulbs and light fixtures in or serving the Demised Premises. All maintenance and repairs to be performed by Tenant shall be done promptly, in a good and workmanlike fashion, and without diminishing the original quality of the Demised Premises or the Property.

         7.4 Landlord's Maintenance Obligation. Landlord shall perform ordinary repairs to and maintenance and replacement of all Common Facilities, foundations, exterior walls and structural elements of the Building including, but not limited to, roof, asphalt, windows, grounds, mechanical equipment and elevator. Tenant shall pay its Pro Rata Share of all costs and expenses with respect thereto, pursuant to Section 7.2 above, subject to the exemptions contained in Section 7.5 below.

         7.5 Exemptions from Tenant's Obligations. Notwithstanding the other provisions of this Article 7, Tenant shall not be liable for nor pay any costs associated with any of the following:

                           (i) Costs of capital improvements that must capitalized and depreciated rather than treated as current expenses under applicable provisions of the Internal Revenue Code;

                           (ii)     Landlord's income taxes;

                           (iii) Leasing commissions or advertising or promotional expenses incurred in the leasing of the Building;

                           (iv)     Ground rent, interest on debt or
                                    amortization payments on any mortgages or deeds of trust on the Building;

                           (v) Costs of repairs or other work occasioned by fire, windstorm or other casualty to the extent of insurance proceeds received by Landlord or that would have been covered by a prudent landlord in Boulder, Colorado;

                           (vi)     Depreciation and depreciation reserves;

                           (vii) Attorney's fees associated with customary lease review and negotiation;

                           (viii) Defects in the construction of the Building or the Property;

                           (ix) Landlord's corporate overhead including costs associated with the operation of the business of the ownership entity that constitutes Landlord and including salaries of executives or employees above the level of property manager;

                           (x) Any expense reimbursed to Landlord from another source;

                           (xi)     Any charitable, political or civic
                                    contributions made by or on behalf of the Landlord;

                           (xii) Contributions with respect to employee benefit plans or programs maintained by or on behalf of the Landlord;

                           (xiii) Any payment made by Landlord that is not legal under any local, state or federal law, or costs incurred due to violations by Landlord or any other tenant in Building of the terms and conditions of any other lease, or fines imposes on or reimbursed by Landlord and not caused by Tenant for violation of any governmental rule or authority;

                           (xiv) Damages and repairs necessitated by the gross negligence or willful misconduct of Landlord's employees, agents or contractors;

                           (xv) Executive salaries or salaries of service personnel to the extent that such executive or personnel perform services that are not directly related to the operation, management, repair or maintenance of the Building;

                           (xvi) Legal fees and expenses, accountants' fees and expenses and other fees and expenses incurred in connection with disputes with tenants in or other occupants of Building, the manager, the lender or associated with the enforcement of any lease of defense of Landlord's title to or interest in the Building or any part thereof or associated with violations of law by Landlord;

                           (xvii)   Services, installations or benefits
                                    furnished to other tenants to the extent in excess of Building standard or not made generally available to Tenant; and

                           (xviii) Any other expenses that are not normally charged as an operating expense by other landlords of comparable Class A buildings in Boulder, Colorado.

                           (xix) Costs of services or work, including painting and decorating and tenant change work which Landlord performs for any tenant or tenant's space in the Building;

                           (xx) Costs of repairs or rebuilding necessitated by condemnation;

                           (xxi) Costs of selling, syndicating, financing or refinancing, mortgaging or hypothecating any of Landlord's interest in the Property;

                           (xxii) Costs of any disputes between Landlord and its employees, whether or not engaged directly in Building operations;

                           (xxiii)  Costs of construction of additional
                                    buildings or parking structures or
                                    extensions to existing buildings or parking structures;

                           (xxiv) Any bad debt loss, rent loss or reserves for bad debt loss or rent loss;

                           (xxv) Costs of the initial construction or costs directly related to the initial construction of the Building or any other improvement on the Land, including costs of the parking garage, landscaping or costs of correcting defects in construction; and

                           (xxvi) Electrical power costs to the extent any tenant directly contracts with the local public service company.

         7.6 Services. Landlord shall provide, to be charged as Common Facilities Charges or Utility Charges as provided herein (except to the extent any utilities are billed directly to Tenant by the utility provider paid for directly by Tenant), in accordance with standards from time to time prevailing in Class A office buildings in Boulder, Colorado: (i) hot and cold running water at those points of supply in the Common Facilities and cold running water to the Demised Premises; (ii) heated or cooled air, electrical current and maintenance;
(iii) general use of passenger elevators for ingress and egress to the Demised Premises; and (iv) trash removal service from the common dumpsters serving the Building. Landlord shall not be liable for damages or consequential damages or in any other way in the event of loss, damage, failure, interruption, defect or change in the quantity or character or supply of electricity furnished to the Demised Premises or Building or of any other utility, including, but not limited to, air conditioning, heat or water, and Tenant agrees that such supply may be interrupted in case of emergency, provided Landlord uses reasonable diligence to provide such services; nor shall the foregoing be construed as a constructive eviction of Tenant, or, except as may be otherwise expressly provided herein, excuse Tenant from failing to perform any of its obligations hereunder. Landlord shall use commercially reasonable efforts to provide Tenant as much advance notice as reasonably possible of any interruption and to limit the same to times other than Tenant's regular business hours. Landlord shall only be required to maintain such services as are reasonably possible under the circumstances in the event all or any part of such systems, facilities and equipment are destroyed, damaged or impaired until completion of the necessary repair or replacement.

Subject to the provisions of this Section 7.6, Landlord may temporarily discontinue any services at such times as may be necessary or advisable due to causes beyond the reasonable control of Landlord. No reduction or discontinuance of the services described in this Section 7.6 shall be construed as an eviction of Tenant or, except as may be otherwise expressly provided herein, release Tenant from any of its obligations under this Lease.

                                   ARTICLE 8

                            OTHER COVENANTS OF TENANT

         8.1 Limitation on Use by Tenant. Tenant covenants and agrees to use the Demised Premises only for the use or uses set forth as Permitted Uses by Tenant in the Summary of Basic Lease Terms and for no other purposes, except with the prior written consent of Landlord. Landlord has made no investigation of and makes no representations or warranties whatsoever regarding the permissibility of Tenant's Permitted Uses under applicable zoning or land use laws, rules, regulations or approvals.

         8.2 Compliance with Laws. Tenant covenants and agrees that at all times during the Lease Term, Tenant's use of the Demised Premises shall be in compliance with all zoning, land use, and other applicable laws, rules, and regulations with respect thereto, and that nothing shall be done or kept on the Demised Premises in violation of any applicable law, ordinance, order, rule or regulation of any governmental authority having jurisdiction, including, but not limited to, the City of Boulder, and that the Demised Premises shall be used, kept and maintained in compliance with any such law, ordinance, order, rule or regulation and with the certificate of occupancy issued for the Building and/or the Demised Premises.

         8.3 Compliance with Insurance Requirements. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises which might impair or increase the cost of insurance maintained with respect to the Demised Premises or the Property, which might increase the insured risks or which might result in cancellation of any such insurance which has been disclosed to Tenant.

         8.4 No Waste or Impairment of Value. Tenant covenants and agrees that nothing shall be done or kept on the Demised Premises or the Property which would impair the value of the Demised Premises or the Property, or which would constitute excessive wear and tear or waste.

         8.5 No Overloading. Tenant Covenants and agrees that, after completion of Tenant's Work in accordance with plans approved plans and specifications approved by Landlord in accordance with EXHIBIT D attached hereto, nothing shall be done or kept on the Demised Premises or the Building and that no improvements, changes, alterations, additions, maintenance or repairs shall be made to the Demised Premises which would impair the structural soundness of the Building, improvements which would result in an overload of electrical lines serving the Building or cause excessive tripping of circuit breakers, which would interfere with any telephone lines or equipment or any other electric or electronic equipment in the Building or on any adjacent or nearby property, which would place excessive demands on or exceed the capacity of the water lines or sewer lines servicing the Building, or which would in any other way overload any portion of the Property or Improvements or any equipment or facilities servicing the same. In the event of violations hereof, Tenant covenants and agrees to immediately remedy the violation at Tenant's expense and in compliance with all requirements of governmental authorities and insurance underwriters.

         8.6 No Nuisance, Noxious or Offensive Activity. Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Demised Premises or the Property nor shall anything be done or kept on the Demised Premises or the Property which may be or become a public or private nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Building or on adjacent or nearby property.

         8.7 No Annoying Lights, Sounds or Odors. Tenant covenants and agrees that no light shall be emitted from the Demised Premises which is unreasonably bright or causes unreasonable glare; no sound shall be emitted from the Demised Premises which is unreasonably loud or annoying; and no odor shall be emitted from the Demised Premises which is unreasonably noxious or offensive to others in the Building or on adjacent or nearby property.

         8.8 No Unsightliness. Tenant covenants and agrees that no unsightliness shall be permitted on the Demised Premises or the Property that is visible from any adjacent or nearby property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Demised Premises; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Demised Premises or the Property except as may be enclosed within the Demised Premises; except as otherwise expressly provided herein, all pipes, wires, poles, antennas and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Demised Premises or appropriately screened from view; and no temporary structure shall be placed or permitted on the Demised Premises or the Property without the prior written consent of Landlord.

         8.9 No Animals. Tenant covenants and agrees that no animals shall be permitted or kept on the Demised Premises or the Property; provided, however, that nothing herein shall be construed as prohibiting qualified service animals which may not be legally excluded from the Demised Premises or Property pursuant to the Americans with Disabilities Act or any similar law, rule or regulation applicable to the Property.

         8.10 Restriction on Signs and Exterior Lighting. Tenant covenants and agrees that, except as approved in writing by Landlord, which approval shall not be unreasonably withheld, no signs or advertising devices of any nature shall be erected or maintained by Tenant on the Demised Premises or the Property and no exterior lighting shall be permitted on the Demised Premises or the Property. All signs and advertising devices installed or displayed by Tenant shall comply with all applicable laws and regulations relating thereto, and Tenant shall be responsible for obtaining, at its sole cost and expense, all required permits for the same. Prior to vacating the premises, Tenant shall, at its sole cost and expense, promptly remove all of its signs and advertising devices, and upon the removal or alteration of any of its signs and advertising devices for any reason, Tenant shall repair, paint, and restore the surface beneath such signs damaged by such removal to substantially the same condition as before installation of Tenant's signs and advertising devices.

         8.11 No Violation of Covenants. Tenant covenants and agrees not to commit, suffer or permit any violation of any covenant, condition of restriction affecting the Demised Premises or the Property of which Tenant has received written notice.

         8.12 Restriction on Changes and Alterations. Subsequent to completion of Tenant's Work as described in the Work Letter, Tenant covenants and agrees not to improve, change, alter, add to, remove or demolish any improvements on the Demised Premises, ("Changes"), without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant may make any "Permitted Changes" without Landlord's approval. "Permitted Changes" shall mean: (i) ordinary office decoration and redecoration; (ii) installation of data, telephone or communications cabling, and (iii) Changes not visible from the exterior of the Demised Premises that do not affect the structure or mechanical systems of the Building, do not require the issuance of a building permit from the City of Boulder, and which cost less than $10,000 to complete. If Landlord approves any Changes, Tenant shall: (i) comply with all conditions which may be reasonably imposed by Landlord in connection with such consent; and (ii) pay to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, legal or other consultants which may be reasonably incurred by Landlord in determining whether to approve any such Changes. Landlord's consent to any Changes and the conditions imposed in connection therewith shall be subject to all requirements and restrictions of any holder of a mortgage or deed of trust encumbering the Property. If such consent is given, no such Changes shall be permitted unless: (i) Tenant shall have procured and paid for all necessary permits and authorizations from any governmental authorities having jurisdiction; (ii) such Changes will not reduce the value of the Property, and will not affect or impair existing insurance on the Property; and (iii) Tenant, at Tenant's sole cost and expense, shall maintain or cause to be maintained workmen's compensation insurance covering all persons employed in connection with the work and obtains liability insurance covering any loss or damage to persons or property arising in connection with any such Changes and such other insurance or bonds as Landlord may reasonably require. Tenant covenants and agrees that any such Changes approved by Landlord shall be completed with due diligence and in a good and workmanlike fashion and in compliance with all conditions reasonably imposed by Landlord and all applicable permits, authorizations, laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction and that the costs and expenses with respect to such Changes shall be paid promptly when due and that the Changes shall be accomplished free of liens of mechanics and materialmen. Tenant covenants and agrees that all such Changes shall become the property of the Landlord at the expiration of the Lease Term, unless Tenant and Landlord otherwise agree in writing. If Landlord so requires as a condition of its approval at the time Landlord grants its consent to such Changes, Tenant shall, at or prior to expiration of the Lease Term and at its sole cost and expense, remove such Changes and restore the Demised Premises to their condition prior to such Changes.

         8.13 No Mechanic's Liens. Tenant covenants and agrees not to permit or suffer, and to cause to be removed and released, any mechanic's, materialmen's or other lien on account of supplies, machinery, tools, equipment, labor or material furnished or used in connection with the construction, alteration, improvement, addition to or repair of the Demised Premises by, through or under Tenant. At least fifteen (15) days prior to any Changes, Tenant shall provide written notice to Landlord of the date of commencement of any Changes. Prior to the commencement of any Changes, Tenant shall post in conspicuous locations and maintain on the Demised Premises and Building Notices of Owner's Non-Liability in the form attached hereto as EXHIBIT C or in such other form as Landlord may from time to time require in writing of which it has informed Tenant prior to the above fifteen (15) day period. Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien, provided that Tenant shall give to Landlord such security as may be reasonably requested by Landlord to insure the payment of any amounts claimed, including interest and costs, and to prevent any sale, foreclosure or forfeiture of any interest in the Property on account of any such lien, including, without limitation, bonding, escrow or endorsement of the title insurance policy of Landlord and any holder of a mortgage or deed of trust encumbering the Property. If Tenant so contests, then on final determination of the lien or claim for lien, Tenant shall promptly pay any judgment rendered, with interest and costs, and will cause the lien to be released and any judgment satisfied.

         8.14 No Other Encumbrances. Tenant covenants and agrees not to obtain any financing secured by Tenant's interest in the Demised Premises and not to encumber the Demised Premises or Landlord's or Tenant's interest therein, without the prior written consent of Landlord, and to keep the Demised Premises free from all liens and encumbrances except liens and encumbrances existing upon the date of commencement of the Lease Term or liens and encumbrances created by Landlord. Nothing in this Section 8.14 shall prevent Tenant from obtaining financing secured by Tenant's personal property located in the Demised Premises.

         8.15 Subordination to Landlord Mortgages. Tenant covenants and agrees that this Lease and Tenant's interest in the Demised Premises shall be junior and subordinate to any mortgage or deed of trust now or hereafter encumbering the Property. In the event of a foreclosure of any such mortgage or deed of trust, Tenant shall attorn to the parry acquiring title to the Property as the result of such foreclosure. No act or further agreement by Tenant shall be necessary to establish the subordination of this Lease to any such mortgage or deed of trust, which is self-executing, but Tenant covenants and agrees, upon request to Landlord, to execute a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement. Alternatively, Tenant covenants and agrees that, at the option of any mortgagee or beneficiary under a deed of trust, Tenant shall execute such commercially reasonable documents as may be necessary to establish this Lease and Tenant's interest in the Demised Premises as superior to any such mortgage or deed of trust. If Tenant is requested to execute any document confirming the subordination of this Lease to any mortgage or deed of trust, Tenant's obligation to do so shall be conditioned upon such document containing a non-disturbance covenant in favor of Tenant.

         8.16 Assignment or Subletting. Tenant covenants and agrees, except for "Permitted Transfers" as defined below, not to make or permit a "Transfer," as hereinafter defined, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. A Transfer by Tenant shall include an assignment of this Lease, a sublease of all or any part of the Demised Premises, any transfer of 50% or more of the voting stock or interests of Tenant, or any assignment, sublease, license, franchise, transfer, mortgage, pledge or encumbrance of all or any part of Tenant's interest under this Lease or in the Demised Premises, by operation of law or otherwise, or the use or occupancy of all or any part of the Demised Premises by anyone other than Tenant. Any such Transfer by Tenant without Landlord's written consent shall be void and shall constitute a default under this Lease. In the event Landlord consents to any Transfer by Tenant, Tenant shall not be relieved of its obligations under this Lease and Tenant shall remain liable, jointly and severally and as a principal, and not as a guarantor or surety, under this Lease, to the same extent as though no Transfer by Tenant had been made, unless specifically provided to the contrary in Landlord's prior written consent. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant. In giving or withholding its consent to a proposed Transfer by Tenant, Landlord shall be entitled to consider any reasonable factor, including but not limited to the following: (a) financial strength and credit history of the proposed subtenant/assignee; (b) business reputation of the proposed subtenant/assignee; (c) proposed use of the Demised Premises by the proposed subtenant/assignee; (d) managerial and operational skills of the proposed subtenant/assignee; and (e) compatibility of the proposed subtenant/assignee with other tenants of the Building. Notwithstanding the foregoing, provided Tenant is not in default, Tenant may make a "Permitted Transfer," as defined below, without Landlord's prior consent, provided that Tenant gives Landlord written notice of such Transfer within thirty (30) days after the effective date thereof and provides Landlord copies of documents executed in connection with such Transfer. A Transfer shall be deemed a "Permitted Transfer" if: (i) such Transfer is a bona fide Transfer and not a subterfuge; (ii) the Transfer is made to an Affiliate of Tenant; and (iii) the Affiliate to which the Transfer is made has a net worth immediately after the Transfer that is equal to or greater than Tenant's net worth immediately prior to the Transfer. For the purposes of
Section 8.16 only, the term "Affiliate" shall mean any parent, subsidiary or entity that controls, is controlled by or is under common control with Tenant, and any merger partner or joint venture partner of Tenant.

         If, pursuant to any Transfer not in violation of this Lease, Tenant collects any rental or other amounts from a subtenant or assignee in excess of the Basic Rent and Additional Rent due hereunder, Tenant shall be permitted to retain all such excess amounts.

         8.17 Annual Financial Statements. Tenant covenants and agrees to furnish to Landlord, not more than once per year during the Lease Term and any renewal or extension thereof, within fifteen (15) days after Landlord's written request, copies of Tenant's most recent year-end financial statements. Other than as required by a potential lender or mortgagee, Landlord covenants and agrees that it will not deliver or otherwise share such financial statements with any third party and shall treat the information contained therein as confidential. The financial statements shall include a balance sheet as of the end of, and a statement of profit and loss for, the preceding fiscal year of Tenant and, if regularly prepared by Tenant, a statement of sources and use of funds for the preceding fiscal year of Tenant.

         8.18 Payment of Income and Other Taxes. Tenant covenants and agrees to pay promptly when due all personal property taxes on personal property of Tenant on the Demised Premises and any applicable federal, state and local income taxes, sales taxes, use taxes, Social Security taxes, unemployment taxes and taxes withheld from wages or salaries paid to Tenant's employees, the nonpayment of which might give rise to a lien on the Demised Premises or Tenant's interest therein, and to furnish, if requested by Landlord, evidence of such payments.

         8.19 Estoppel Certificates. Tenant covenants and agrees to execute, acknowledge and deliver to Landlord, upon Landlord's written request, a written Estoppel Certificate certifying that this Lease is unmodified (or, if modified, stating the modifications) and in full force and effect; stating the dates to which Basic Rent has been paid, stating the amount of the Security Deposit held by Landlord; stating the amount of the Monthly Deposits held by Landlord for the then calendar year; and stating whether or not Landlord is in default under this Lease (and, if so, specifying the nature of the default); and stating such other matters, to the extent true, concerning this Lease as Landlord may reasonably request. Tenant agrees that such statement may be delivered to and relied upon by any existing or prospective mortgagee or purchaser of the Property. Tenant agrees that a failure to deliver such a statement within fifteen (15) days after written request from Landlord shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord; that there are no uncured defaults by Landlord under this Lease; and that any representation by Landlord with respect to Basic Rent, the Security Deposit and Monthly Deposits are true. In the event Tenant requests any changes or revisions to any such Estoppel Certificate, Tenant shall pay to Landlord, within ten (10) days after demand by Landlord, the reasonable costs and expenses of Landlord in connection the negotiation, drafting and revision of such Estoppel Certificate, including attorneys' fees.

         8.20 Landlord Right to Inspect and Show Demised Premises and to Install "For Sale" Signs. Tenant covenants and agrees that Landlord and the authorized representatives of Landlord shall have the right to enter the Demised Premises after reasonable notice to Tenant, and at any time reasonably acceptable to Tenant, for the purposes of inspecting, repairing or maintaining the same or, after written notice and a reasonable opportunity to perform, performing any obligations of Tenant which Tenant has failed to perform hereunder, or for the purposes of showing the Demised Premises to any existing or prospective mortgagee or purchaser of the Property, or during the last 180 days of the Lease Term, any prospective lessee of the Demised Premises. In no event shall any such entry interrupt the conduct of Tenant's business. Tenant covenants and agrees that Landlord may at any time and from time to time place on the Property or the Demised Premises a sign advertising the Property or the Demised Premises for sale or for lease. Landlord will not enter or place a sign on the Demised Premises for purpose of leasing Demised Premises except with Tenant's permission or within six (6) months of the expiration of the Lease Term or Renewal Term.

         8.21 Landlord Right to Renovate, Expand or Modify Building. Tenant covenants and agrees that Landlord shall have the right to renovate, expand, reconstruct, or otherwise modify the Building and/or Common Facilities at any time, in Landlord's sole discretion; provided, however, that no such renovation, expansion, reconstruction, or other modification shall permanently and materially interfere with Tenant's use or occupancy or right to the quiet use and enjoyment of the Demised Premises according to the terms of this Lease. In the event any renovation, expansion, reconstruction or other modification of the

Building or Common Facilities by Landlord causes a temporary material interference with Tenant's use and enjoyment of the Demised Premises, then during the period of such interference, there shall be an abatement of Basic Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Demised Premises.

         8.22     [Intentionally omitted]

         8.23 Landlord Title to Fixtures, Improvements and Equipment. Tenant covenants and agrees that all fixtures and improvements on the Demised Premises and all attached or installed equipment and personal property relating to the use and operation of the Demised Premises (as distinguished from operations incident to the business of Tenant), including all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, and whether now or hereafter located upon the Demised Premises ("Building Fixtures"), shall be and remain the property of the Landlord upon expiration of the Lease Term. If Tenant desires to install any Building Fixtures that Tenant desires to retain ownership of and have the right to remove at the expiration or termination of the Lease, Tenant shall, prior to installation thereof, give Landlord written notice specifying in reasonable detail the Building Fixtures Tenant desires to retain ownership of and have the right to remove. Under no circumstances shall Tenant be permitted to take ownership of or remove any Building Fixtures paid for with the Tenant Finish Allowance.

         8.24 Removal of Tenant's Equipment. Tenant covenants and agrees to remove, at or prior to the expiration of the Lease Term, all of Tenant's Equipment, as hereinafter defined. "Tenant's Equipment" shall mean all trade fixtures, equipment, apparatus, machinery, signs, furniture, furnishings and personal property used in the operation of the business of Tenant (as distinguished from the use and operation of the Demised Premises) and all Building Fixtures which Tenant retained ownership of and has the right to remove pursuant to Section 8.23. If such removal shall injure or damage the Demised Premises Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Demised Premises in the same condition as the Demised Premises were in upon substantial completion of Tenant's Work. If Tenant fails to remove any Tenant's Equipment by the Expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant's Equipment or dispose of the same and retain any proceeds therefrom, and Landlord shall be entitled to recover from Tenant any costs or expenses of Landlord in removing the same and in restoring the Demised Premises in excess of the actual proceeds, if any, received by Landlord from disposition thereof. Tenant releases and discharges Landlord from any and all claims and liabilities of any kind arising out of Landlord's disposition of Tenant's Equipment.

         8.25 Tenant Indemnification of Landlord. Subject to Section 6.6 and except for Landlord's gross negligence or willful misconduct, Tenant covenants and agrees to protect, indemnify, defend, and hold Landlord harmless from and against all liability, obligations, claims, damages, penalties, causes of action, costs and expenses, including attorneys' fees, imposed upon, incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of any person or loss of or damage to any property occurring in the Demised Premises; (b) any act or omission of Tenant or Tenant's officers, employees, or agents; (c) any use which may be made of, or condition existing upon, the Demised Premises; (d) any improvements, fixtures or equipment upon the Demised Premises; (e) any failure on the part of Tenant to perform or comply with any of the provisions, covenants or agreements of Tenant contained in this Lease; (f) any violation of any law, ordinance, order, rule or regulation of governmental authorities having jurisdiction by Tenant or Tenant's officers, employees, or agents; and (g) any repairs, maintenance of Changes to the Demised Premises made or caused to be made by, through or under Tenant. Tenant further covenants and agrees that, in case any action, suit or proceeding is brought against Landlord by reason of any of the foregoing, Tenant will, at Tenant's sole cost and expense, pay all costs and expenses to defend Landlord in any such action, suit or proceeding. Notwithstanding the foregoing, Tenant shall only be obligated to indemnify Landlord to the extent such liability, obligations, claims, damages, penalties, causes of action, costs or expenses arise by reason of, or otherwise relate to, Tenant or Tenant's officers, employees, or agents, or any acts or omissions of, or conditions created by, any such persons.

         8.26     Landlord Liability and Indemnification of Tenant. Subject to
Section 6.6, Landlord shall be liable to Tenant for Landlord's gross negligence and willful misconduct. Tenant waives and releases any claims Tenant may have against Landlord or Landlord's officers, agents or employees for loss, damage or injury to person or property sustained by Tenant or Tenant's officers, agents, employees, guests, invitees, or anyone claiming by, through or under Tenant resulting from any cause whatsoever other than gross negligence or willful misconduct of Landlord or Landlord's officers, agents or employees. Notwithstanding anything to the contrary contained in this Lease, Landlord, its beneficiaries, successors and assigns, shall not be personally liable with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of Landlord in the Property in the event of any default or liability of Landlord under this Lease, such exculpation of liability to be absolute and without any exception whatsoever. Landlord covenants and agrees to indemnify Tenant against any claim asserted against Tenant by reason of the gross negligence or willful misconduct of Landlord or Landlord's officers, agents or employees.

         8.27 Release upon Transfer by Landlord. In the event of a transfer by Landlord of the Property or of Landlord's interest as Landlord under this Lease, Landlord's successor or assignee shall take subject to and be bound by this Lease and, in such event, provided there is a written assignment of this Lease to the transferee including a transfer of the Security Deposit or credit therefor, Tenant covenants and agrees that Landlord shall be released from all obligations of Landlord under this Lease, except obligations which arose and matured prior to such transfer by Landlord; that Tenant shall thereafter look solely to Landlord's successor or assign for satisfaction of the obligations of Landlord under this Lease; and that, upon demand by Landlord or Landlord's successor or assign, Tenant shall attorn to such successor or assign.

         8.28 Rules and Regulations. Tenant shall observe and comply with the current Rules and Regulations attached hereto as EXHIBIT E. Landlord may reasonably promulgate additional Rules and Regulations in the future and amend any existing Rules and Regulations by providing written notice thereof to Tenant, provided a written copy is delivered to Tenant. In the event of a conflict between this Lease and the Rules and

Regulations, the terms and conditions of this Lease shall control. Landlord shall not be responsible to Tenant for the failure of any other tenant of the Building to observe or comply with any of the rules or regulations, but Landlord shall make reasonable efforts to enforce the rules and regulations (if any) for the benefit of all tenants of the Building.

         8.29 Monitoring Equipment. Should equipment for monitoring fire systems and/or security systems be deemed necessary by Tenant or be required for the Demised Premises by federal, state, or local governing agencies because of Tenant's equipment, the nature of Tenant's business, or Tenant's modification of the Demised Premises, Tenant shall be responsible for installation of such monitoring system, for any required building permits, monthly monitoring fees, and any fines, penalties or other charges for false alarms. Should such monitoring systems be otherwise required by federal, state, or local governing agencies, or deemed by Landlord to be advisable for the operation of the Building, Landlord shall be responsible for installation of such monitoring systems, and all costs and expenses relating thereto shall be included as Common Facilities Charges. Should Landlord deem advisable any monitoring system which carries greater costs and expenses than a monitoring system that would be deemed advisable by a reasonably prudent landlord of a comparable building in Boulder, Colorado, then Tenant shall be responsible only for the cost or expense that would accompany the reasonably prudent landlord's monitoring system.

                                   ARTICLE 9

                              ENVIRONMENTAL MATTERS

         9.1      Definitions.

                  9.1.1 Hazardous Material. Hazardous Material means any substance:

                           9.1.1.1  which is or becomes defined as a "hazardous
material," "hazardous waste," "hazardous substance," "regulated substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or

                           9.1.1.2  which is toxic, explosive, corrosive,
flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Colorado or any political subdivision thereof; or

                           9.1.1.3  the presence of which on the premises causes
or threatens to cause a nuisance upon the premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the premises; or

                           9.1.1.4  which contains gasoline, diesel fuel or
other petroleum hydrocarbons; or

                           9.1.1.5  which contains polychlorinated bipheynols
(PCBs), asbestos or urea formaldehyde foam insulation; or

                           9.1.1.6  radon gas.

                  9.1.2 Environmental Requirements. Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

                  9.1.3 Environmental Damages. Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' and witnesses' fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, beneath the premises or migrating or threatening to migrate to or from the Demised Premises, or the existence of a violation of Environmental Requirements pertaining to the Demised Premises.

         9.2 Tenant's Obligation to Indemnify, Defend and Hold Harmless. Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all Environmental Damages ARISING FROM ACTIVITIES OF TENANT OR ITS EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS, OR GUESTS, LICENSEES, OR INVITEES which (1) result in the presence of Hazardous Materials upon, about or beneath the Demised Premises or migrating to or from the Demised Premises, or (2) result in the violation of any Environmental Requirements pertaining to the Demised Premises and the activities thereon:

                  9.2.1    Landlord;

                  9.2.2 any other person who acquires an interest in the premises in any manner, including but not limited to purchase at a foreclosure sale or otherwise; and

                  9.2.3 the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, guests and invitees of such persons.

         This obligation shall include, but not be limited to, the burden and expense of investigating and defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), including attorneys' fees and expert witness and consulting fees, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons, and all such expenses incurred in enforcing the obligation to indemnify. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing the indemnified parties.

         9.3 Tenant's Obligation to Remediate. Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this agreement, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the Demised Premises, Building, and Land which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Building and Land, or are required by Environmental Requirements, which remediation is necessitated by the 1) introduction of a Hazardous Material upon, about or beneath the Demised Premises or 2) a violation of Environmental Requirements, EITHER OF WHICH IS CAUSED BY THE ACTIONS OF TENANT, ITS EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS, GUESTS, INVITEES OR LICENSEES. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities, and copies of any correspondence with any governmental entity related to such activities.

         9.4 Notification. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Demised Premises or past or present activities of any person thereon, or that any representation set forth in this agreement is not or is no longer accurate, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice or communication by Landlord, a written description of said violation, liability, correcting information, or actual or threatened event or condition, together with copies of any such notice or communication. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification or communication.

         9.5      Negative Covenants.

                  9.5.1 No Hazardous Material on Demised Premises. Except for Hazardous Material customarily used for normal office purposes in strict compliance with all Environmental Requirements, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Demised Premises by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees, or any other person. Tenant shall deliver to Landlord copies of all documents, which Tenant provides to any governmental body in connection with compliance with Environmental Requirements with respect to the premises, such delivery to be contemporaneous with provision of the documents to the governmental agency.

                  9.5.2 No Violations of Environmental Requirements. Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, subcontractors or guests, licensees or invitees, or by any other person of a violation of any Environmental Requirements upon, about or beneath the Demised Premises or any portion of the Building or Land.

         9.6 Landlord's Right to Inspect and to Audit Tenant's Records. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Demised Premises and to inspect and audit Tenant's records concerning any use of Hazardous Materials at the Demised Premises at any reasonable time to determine whether Tenant is complying with the terms of the Lease, including but not limited to the compliance of the Demised Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages. Tenant hereby grants to Landlord the right to enter the Demised Premises and to perform such tests on the Demised Premises as are reasonably necessary in the opinion of Landlord to assist in such audits and investigations. Landlord shall use reasonable efforts to minimize interference with the business of Tenant by such tests inspections and audits, but Landlord shall not be liable for any interference caused thereby.

         9.7 Landlord's Right to Remediate. Should Tenant fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Requirements, then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this Lease, to enter the Demised Premises personally or through its agents, consultants or contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in Section 9.2.

         9.8 Landlord Certification. Landlord certifies that, to the current actual knowledge of Landlord's Manager, Ann Getches, no Hazardous Material is located in the Demised Premises, in the Building or on the Land, except for Hazardous Material customarily used in the construction of an office building in compliance with Environmental Requirements. Landlord shall indemnify and hold Tenant harmless from any loss or damage Tenant suffers as a result of any breach by Landlord of the foregoing representation.

         9.9 Survival of Environmental Obligations. The obligations of Landlord and Tenant as set forth in this Article 9 and all of its sections shall survive expiration or termination of this Lease for a period of one year.

                                   ARTICLE 10

                              DAMAGE OR DESTRUCTION

         10.1 Damage to Demised Premises. If any portion of the Demised Premises shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord ("Tenant's Notice of Damage").

         10.2 Options to Terminate if Damage to Demised Premises is Substantial. Upon receipt of Tenant's Notice of Damage, Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Demised Premises. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord's estimate of the time necessary to repair or restore the Demised Premises or, if applicable, that the holder of any mortgage or deed of trust encumbering the Property refuses to permit insurance proceeds to be used for restoration ("Landlord's Notice of Repair Time"). If the holder of any mortgage or deed of trust encumbering the Property refuses to permit insurance proceeds to be used for restoration or if Landlord reasonably estimates that repair or restoration of the Demised Premises cannot be completed within two hundred forty (240) days from the time of Landlord's Notice of Repair Time, Landlord and Tenant shall each have the option to terminate this Lease. Any option granted hereunder shall be exercised by written notice to the other party given within ten (10) days after Landlord's Notice of Repair Time. If either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term shall expire effective as of the date of the casualty. Following termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the date of the casualty less the reasonable value of any use or occupation of the Demised Premises by Tenant subsequent to the time of Tenant's Notice of Damage.

         10.3 Damage to Building. If the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are affected) to the extent of fifty percent (50%) or more of the replacement cost of the Building, and within thirty (30) days after the happening of such damage Landlord shall decide not to reconstruct or rebuild the Building, then upon written notice to Tenant within such thirty (30) days, this Lease shall terminate effective on the date of the casualty and Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent paid by Tenant for the period after such damage less the reasonable value of any use or occupation of the Demised Premises by Tenant during such period.

         10.4 Obligations to Repair and Restore. If repair and restoration of the Demised Premises can be completed within the period specified in Section 10.2, in Landlord's reasonable estimation, or if neither Landlord nor Tenant terminate this Lease as provided in Sections 10.2 or 10.3, this Lease shall continue in full force and effect and Landlord shall proceed forthwith to cause the Demised Premises and/or Building to be repaired and restored with reasonable diligence and there shall be abatement of Basic Rent and Additional Rent proportionate to the extent of the space and period of time that Tenant is unable to use and enjoy the Demised Premises.

         10.5 Application of Insurance Proceeds. The proceeds of any Casualty Insurance maintained on the Demised Premises, other than casualty insurance maintained by Tenant on fixtures and personal property of Tenant, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Demised Premises to be repaired and restored and further subject to any rights of a holder of a mortgage or deed of trust encumbering the Property to such proceeds. The amount of any proceeds is subject to any right of a holder of a mortgage or deed of trust encumbering the Property to apply such proceeds to its secured debt.

                                   ARTICLE 11

                                  CONDEMNATION

         11.1 Taking - Substantial Taking - Insubstantial Taking. A "Taking" shall mean the taking of all or any portion of the Demised Premises or the Building as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use or the sale of all or part of the Demised Premises under the threat of condemnation. A "Substantial Taking" shall mean a Taking of twenty five percent (25%) or more of the area (in square feet) of either the Demised Premises or the Building. An "Insubstantial Taking" shall mean a Taking that does not constitute a Substantial Taking.

         11.2 Termination on Substantial Taking. If there is a Substantial Taking with respect to the Demised Premises or the Building, the Lease Term shall expire on the earlier of: (i) the date of vesting of title pursuant to such taking, or (ii) the date Tenant is no longer able to occupy the Demised Premises for the Permitted Use with substantially full use of the Common Facilities and services provided by Landlord. In the event of termination of this Lease under the provisions hereof, Landlord shall refund to Tenant such amounts of Basic Rent and Additional Rent theretofore paid by Tenant as may be applicable to the period subsequent to the time of termination of this Lease.

         11.3 Restoration on Insubstantial Taking. In the event of an Insubstantial Taking, this Lease shall continue in full force and effect, Landlord shall proceed forthwith to cause the Demised Premises, less such Taking, to be restored as near as may be to the original condition thereof and there shall be a permanent abatement of Basic Rent and Additional Rent proportionate to the extent of the space so taken.

         11.4 Right to Award. The total award, compensation, damages or consideration received or receivable as a result of a Taking ("Award") shall be paid to and be the property of Landlord, including, without limitation, any part of the Award made as compensation for diminution of the value of the leasehold or the fee of the Demised Premises. Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any such Award. Tenant covenants and agrees to execute, immediately upon demand by Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award. Notwithstanding the foregoing, Tenant may make a separate claim for the value of improvements or alterations installed at Tenant's expense and/or Tenant's removable trade fixtures, equipment or personal property and/or relocation expenses related to such Taking, provided that any such award does not reduce Landlord's Award.

                                   ARTICLE 12

                               DEFAULTS BY TENANT

         12.1 Defaults Generally. Each of the following shall constitute a "Default by Tenant" under this Lease.

         12.2 Failure to Pay Rent or Other Amounts. A Default by Tenant shall exist if Tenant fails to pay Basic Rent, Additional Rent, Monthly Deposits, or any other amounts payable by Tenant under the terms of this Lease, within ten (10) days after written notice that such rental or amount has not been paid when due.

         12.3 Violation of Lease Terms. A Default by Tenant shall exist if Tenant breaches or fails to comply with any agreement, term, covenant or condition in this Lease applicable to Tenant, and Tenant does not cure such breach or failure within thirty (30) days after notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such 30-day period, if Tenant shall not in good faith commence to cure such breach or failure to comply with such 30-day period or shall not diligently proceed therewith to completion with ninety (90) days following the occurrence of the breach or failure.

         12.4     [Intentionally Omitted]

         12.5 Transfer of Interest Without Consent. A Default by Tenant shall exist if Tenant's interest under this Lease or in the Demised Premises shall be transferred to or pass to or devolve upon any other party in violation of the terms of this Lease.

         12.6 Execution and Attachment Against. A Default by Tenant shall exist if Tenant's interest under this Lease or in the Demised Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof.

         12.7 Bankruptcy or Related Proceedings. A Default by Tenant shall exist if Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any similar act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors or if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within ninety (90) days after such institution or appointment.

                                   ARTICLE 13

                               LANDLORD'S REMEDIES

         13.1 Remedies Generally. Upon the occurrence of any Default by Tenant, Landlord shall have the right, at Landlord's election, then or at anytime thereafter, to exercise any one or more of the following remedies.

         13.2 Cure By Landlord. 1n the event of a Default by Tenant not cured within any applicable cure period, Landlord may, at Landlord's option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant any opportunity to cure such Default by Tenant. Tenant covenants and agrees to pay to Landlord, within fifteen (15) days after demand, all actual advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action, including reasonable attorneys' fees, together with interest as hereinafter provided from the day of payment of any such advances, costs and expenses by Landlord. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceedings and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien with respect to the Demised Premises which Landlord, in its discretion, may deem necessary or desirable to protect its interest in the Demised Premises and under this Lease.

         13.3 Termination of Lease and Damages. In the event of a Default by Tenant and expiration of any applicable cure period, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Demised Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to the Basic Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the term, had this Lease not been terminated, less the net proceeds, if any, of reletting of the Demised Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Basic Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of
(a) the aggregate of the Basic Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, less (b) the aggregate rental value of the Demised Premises for the balance of the Lease Term, both discounted to present worth at the then applicable federal rate.

         13.4 Repossession and Reletting. In the event of Default by Tenant and expiration of any applicable cure period, Landlord may reenter and take possession of the Demised Premises or any part thereof, in accordance with the requirements and procedures set forth in the Colorado statutes, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both, without breach of the peace, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which even the Lease will terminate as specified in said notice. After recovering possession of the Demised Premises, Landlord may, from time to time, but shall not be obligated to, relet the Demised Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its uncontrolled discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including brokers' commissions and attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but, subject to Section 13.5 below, Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord's recovery of possession of the Demised Premises, Tenant shall continue to pay on the dates herein specified, the Basic Rent, Additional Rent and other amounts which would be payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this Lease, Landlord shall refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Demised Premises, exceeds the amounts payable by Tenant under this Lease. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Demised Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith will be made in determining the net amount recovered from such reletting.

         13.5 Mitigation of Damages. Landlord shall make reasonable efforts to mitigate its damages as required by applicable law.

         13.6 Suits by Landlord. Actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord's election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit.

         13.7 Recovery of Landlord Enforcement Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand.

         13.8 Administrative Late Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Landlord on or before the third day of the month for which the rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the last day of the month next following the month in which Tenant was invoiced, an Administrative Late Charge of five percent (5%) of such past due amount shall be come due and payable in addition to such amounts owed under this Lease to help defray the additional cost to Landlord for processing such late payments.

         13.9 Interest on Past-Due Payments and Advances. Tenant covenants and agrees to pay to Landlord interest on demand at the rate of eighteen percent (18%) per annum, compounded on a monthly basis, on the amount of any Monthly Rent, Monthly Deposit or other charges not paid when due, from the date due and payable, and on. the amount of any payment made by Landlord required to have been made by Tenant under this Lease and on the amount of any costs and expenses, including reasonable attorneys' fees, paid by Landlord in connection with the taking of any action to cure any Default by Tenant, from the date of making any such payment or the advancement of such costs and expenses by Landlord.

         13.10 Landlord's Bankruptcy Remedies. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or rent, under this Lease.

         13.11 Remedies Cumulative. Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

                                   ARTICLE 14

                           SURRENDER AND HOLDING OVER

         14.1 Surrender upon Lease. Upon the expiration or earlier termination of this Lease, or on the date specified in any demand for possession by Landlord after any Default by Tenant, Tenant covenants and agrees to surrender possession of the Demised Premises to Landlord broom clean, with all lighting, doors, and electrical and mechanical systems (including, without limitation, all HVAC facilities) in good working order and condition, all walls in clean condition and holes or punctures in the walls repaired, and otherwise in the same condition as when Tenant first occupied the Demised Premises, ordinary wear and tear excepted.

         14.2 Holding Over. If Tenant shall hold over after the expiration of the Lease Term, without written agreement providing otherwise, Tenant shall be deemed to be a Tenant at sufferance, at a monthly rental, payable in advance, equal to one hundred and twenty five percent (125%) of the Monthly Rental, and Tenant shall be bound by all of the other terms, covenants and agreements of this Lease. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Demised Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Demised Premises and deliver possession to Landlord as herein provided.

                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1 No Implied Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant or agreement contained in this Lease, no failure by Landlord to exercise any right or remedy under this Lease, and no acceptance of full or partial payment during the continuance of any Default by Tenant, shall constitute a waiver of any such term, covenant or agreement, or a waiver of any such right or remedy, or a waiver of any such Default by Tenant.

         15.2 Survival of Provisions. Notwithstanding any termination or expiration of this Lease, the same shall continue in force and effect as to any provisions hereof which by their terms or the very nature thereof require observance or performance by Landlord or Tenant subsequent to termination or expiration.

         15.3 Covenants Independent. This Lease shall be construed as if the Covenants herein between Landlord and Tenant are independent, and not dependent, and Tenant shall not be entitled to any offset against Landlord if Landlord fails to perform its obligations under this Lease.

         15.4 Covenants as Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         15.5 Tenant's Remedies. Tenant may bring a separate action against Landlord for any claim Tenant may have against Landlord under this Lease, provided Tenant shall first give written notice thereof to Landlord and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any mortgage or deed of trust covering the Demised Premises, the Property or any portion thereof of whose address Tenant has been notified in writing, and shall afford such holder a reasonable opportunity to cure any default on Landlord's behalf. In no event will Landlord be responsible for any incidental, consequential or special damages incurred by Tenant, including, but not limited to, loss of profits or interruption of business as a result of any default by Landlord hereunder. In the event any action or claim by Tenant against Landlord is litigated to final judgment and Tenant prevails therein, Tenant shall be entitled to recover from Landlord its reasonable costs and expenses incurred in connection therewith, including attorneys fees, in addition to any other relief to which Tenant may be entitled.

         15.6 Binding Effect. This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns of the respective parties hereto. The terms, covenants, agreements and conditions in this Lease shall be construed as covenants running with the Land.

         15.7 Short Form Lease. This Lease shall not be recorded, but Tenant agrees, at the request of Landlord, to execute a short form lease for recording, containing the names of the parties, a description of the Demised Premises and the Lease Term.

         15.8 Notices and Demands. All notices, demands or billings under this Lease shall be in writing, signed by the party giving the same and shall be deemed properly given and received when actually given and received or three (3) Business Days after mailing, if sent by registered or certified United States mail, postage prepaid, addressed to the party to receive the notice at the address set forth for such party in the first paragraph of this Lease or at such other address as either party may notify the other of in writing.

         15.9     [Intentionally Omitted]

         15.10 Time of the Essence. Time is of the essence under this Lease, and all provisions herein relating thereto shall be strictly construed.

         15.11 Captions for Convenience. The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

         15.12 Severability. If any provision of this Lease shall be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and there shall be deemed substituted for the affected provision a valid and enforceable provision as similar as possible to the affected provision.

         15.13 Governing Law and Venue. This Lease shall be interpreted and enforced according to the laws of the State of Colorado. Any action or proceeding arising out of this Lease, its modification or termination, or the performance or breach of either party hereto, shall be brought exclusively in courts of the state and county in which the Property is located. The parties agree that such courts are a convenient forum and waive any right to alter or change venue, including removal. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS LEASE.

         15.14 Entire Agreement/Further Assurances. This Lease and any exhibits and addenda referred to herein, constitute the final and complete expression of the parties' agreement with respect to the Demised Premises and Tenant's occupancy thereof. Each party agrees that it has not relied upon or regarded as binding any prior agreements, negotiations, representations, or understandings, whether oral or written, except as expressly set forth herein. The parties agree that if there should be any clerical or typographical errors in this Lease, the Summary of Basic Lease Terms, any exhibit or addendum hereto, the party requested to do so will use its reasonable, good faith efforts to execute such corrective instruments or do all things necessary or appropriate to correct such errors. Further, the parties agree that if it becomes necessary or desirable to execute further instruments or to make other assurances, the party requested to do so will use its reasonable, good faith efforts to provide such executed instruments or do all things reasonably necessary or appropriate to carry out this Lease; provided, however, that neither party shall be obligated to execute instruments or take any action that increases its liabilities or obligations hereunder or reduces its rights or remedies hereunder.

         15.15 No Oral Amendment or Modifications. No amendment or modification of this Lease, and no approvals, consents or waivers by Landlord under this Lease, shall be valid and binding unless in writing and executed by the parry to be bound.

         15.16 Real Estate Brokers. Tenant covenants to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof other than the broker(s) listed as the Broker(s), if any, on the Summary of Basic Lease Terms, which Landlord has agreed to compensate pursuant to the terms of a separate agreement.

         15.17 Relationship of Landlord and Tenant. Nothing contained herein shall be deemed or construed as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

         15.18 Authority of Tenant. Each individual executing this Lease on behalf of Landlord or Tenant represents and warrants that she or he is duly authorized to deliver this Lease on behalf of the party for which such individual is signing and that this Lease is binding upon such party in accordance with its terms.

         15.19 Business Day. The term "Business Day" as used in this Lease shall mean Monday through Friday, legal holidays on which the U.S. Postal Services does not make regular deliveries excepted.

                                   ARTICLE 16

                              RIGHT OF FIRST OFFER

         16.1 Tenant's Right of First Offer. Provided Tenant is not then in default and has not been in default under this Lease more than once during the Term, and provided that Tenant has not subleased or assigned its interest in the Premises or any portion thereof in a transaction other than a Permitted Transfer, as defined in Section 8.16, Landlord shall give Tenant a continuing right of first offer on any and all space that becomes available in the Building (the "Offer Space") if such space should become available for lease during the Term of this Lease. In the event the Offer Space should become available, Landlord shall give Tenant a written notice stating when the Offer Space will become available and the terms and conditions for leasing such space that would be acceptable to Landlord. Tenant shall have five (5) Business Days after such notice to enter into an Amendment to this Lease adding the Offer Space to Tenant's Premises upon the specific terms and conditions set forth in Landlord's notice and otherwise upon the terms and conditions of this Lease. In no event shall Tenant be entitled to an additional tenant finish allowance or any other inducements or concessions provided for in this Lease unless the same are expressly included in Landlord's written notice regarding the Offer Space. If Tenant does not enter into such an Amendment within such five Business Day period, Tenant's right of first offer shall be void and of no further force or effect with respect to such Offer Space. Tenant's right of first offer shall be in effect only during the initial Term of the Lease and shall not apply to any extension or renewal of this Lease. Further, Tenant's right of first offer shall be subordinate and subject to any renewal rights of any tenant occupying the Offer Space and to any other right of refusal or right of offer previously given by Landlord to any other tenant with respect to the Offer Space.

                                   ARTICLE 17

                               TERMINATION OPTION

         17.1 Option to Terminate. At any time after the expiration of the third (3rd) Lease Year, and provided Tenant is not then in default under the Lease, Tenant shall have the right to terminate this Lease by giving Landlord at least six (6) months prior written notice exercising such option (the "Termination Option").

         17.2 Termination Fee. In the event Tenant elects to exercise the Termination Option, Tenant shall pay to Landlord a fee (the "Termination Fee"), which shall consist of the sum of: (i) the Base Tenant Finish Allowance, Additional Tenant Finish Allowance, and all commissions and fees paid by Landlord to the Brokers in connection with this Lease, less the amount which would have been paid through the Termination Date had the total of the same been amortized in equal payments of principal and interest over sixty (60) months at 5.5% per annum, and (ii) $50,000. The Termination Fee shall be paid in the form of a wire transfer or certified funds, one-half due at the time Tenant gives its notice exercising the Termination Option and the other one-half due at the time Tenant surrenders possession of the Demised Premises to Landlord.

         For example, assume Tenant exercises the Termination Option effective as of the end of the fourth Lease Year. Assume also that Tenant used the entire Base Tenant Finish Allowance and the entire Additional Tenant Finish Allowance ($775,005.00), and that the total compensation paid to the Brokers was $64,000. The total amount amortized over sixty months would be $839,005, which at 5.5% per annum results in a monthly amortized cost of $16,026.00. As of the end of the fourth Lease Year, the unamortized portion remaining would be $186,703.00. Adding $50,000 to that amount, the Termination Fee would be $236,703.00. The foregoing example is for illustrative purposes only.

                                   ARTICLE 18

                           TENANT'S SPECIAL EQUIPMENT

         18.1 Special Equipment. If Tenant desires to use the roof of the Building, the Common Facilities, or any portion of the Land to install any a satellite dish, generator and/or supplemental HVAC to be used in connection with Tenant's business at the Demised Premises only, Tenant may so notify Landlord in writing ("Special Equipment Notice"), which Special Equipment Notice shall generally describe the specifications for the equipment desired by Tenant and the location or locations Tenant desires to install such equipment. If at the time of Landlord's receipt of the Special Equipment Notice, Landlord reasonably determines that space is available for such equipment on the roof of the Building, in the Common Facilities or on the Land, as the case may be, then subject to all governmental laws, rules and regulations, Tenant and Tenant's contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain such equipment as specified in the Special Equipment Notice and approved by Landlord, together with all cable, wiring, conduits and related equipment (collectively, "Special Equipment"), at a location or locations on the roof of the Building, in the Common Facilities or on the Land, as the case may be, designated by Landlord. Landlord shall have the right to require Tenant to relocate the Special Equipment at any time to another location reasonably approved by Tenant. Tenant shall retain Landlord's designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord's roof warranty.

         18.2 Requirements and Limitations. Tenant's installation and operation of the Special Equipment shall be governed by the following terms and conditions:

                  (a) Tenant's right to install, replace, repair, remove, operate and maintain the Special Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

                  (b) All plans and specifications for the Special Equipment shall be subject to Landlord's reasonable approval.

                  (c) All costs of installation, operation and maintenance of the Special Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building's electrical system) shall be borne by Tenant.

                  (d) It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant's use of the Special Equipment.

                  (e) Tenant shall use the Special Equipment so as not to cause any interference to other tenants in the Building or to other tenants of the Building or with any other tenant's Special Equipment, and not to damage the Building or interfere with the normal operation of the Building.

                  (f) Landlord shall not have any obligations with respect to the Special Equipment. Landlord makes no representation that any Special Equipment for communications purposes will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Building) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

                  (g) Tenant shall (i) be solely responsible for any damage caused as a result of the Special Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Special Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii) pay for all necessary repairs, replacements to or maintenance of the Special Equipment.

                  (h) The Special Equipment shall remain the sole property of Tenant. Tenant shall remove the Special Equipment and related equipment at Tenant's sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Special Equipment and repair the Building within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant's expense. The provisions of this Section 18.1 shall survive the expiration or earlier termination of this Lease.

                  (i) The Special Equipment shall be deemed to constitute a portion of the Demised Premises for purposes of Section 18.1 of this Lease.

                  (j) Landlord acknowledges that Tenant may require supplemental HVAC for its computer equipment and possibly for other purposes, and subject to Landlord's right to approve the specifics of such supplemental HVAC equipment as part of Landlord's approval of Tenant's Plans pursuant to the provisions of EXHIBIT D or, after completion of Tenant's Work, as provided in this Section 18.2, Landlord consents to Tenant's installation and use of such supplemental HVAC agrees to make reasonable, good faith efforts to accommodate Tenant's desired equipment.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

LANDLORD:                                           TENANT:

Centro III, LLC                                     Pharmion Corporation

By: /s/ Ann Getches                                 By: /s/ Patrick J. Mahaffy
    ------------------------                            ------------------------
Name:   Ann Getches                                 Name:  Patrick J. Mahaffy
Title:  Manager                                     Title: President and CEO

STATE OF COLORADO    )
                     ) ss
COUNTY OF BOULDER    )

         The foregoing instrument was acknowledged before me this 24th day of April, 2002, by Ann Getches, as Manager of Centro III, LLC.

         Witness my hand and official seal.
         My commission expires: 5/25/2005

                                              /s/ Bruce D. Dierking
                                              ----------------------------------
                                              Notary Public

         [seal]

STATE OF COLORADO    )
                     ) ss
COUNTY OF BOULDER    )

         The foregoing instrument was acknowledged before me this 24th day of April, 2002, by Tennille Mathews, as HR Representative of Pharmion Corporation.

         Witness my hand and official seal.
         My commission expires: 10/10/2005

                                              /s/ Tennille Mathews
                                              ---------------------------------
                                              Notary Public

         [seal]

                                    EXHIBIT A

                                LEGAL DESCRIPTION

         That portion or the Northwest Quarter of the Northwest Quarter of
Section 29, Township 1 North, Range 70 West of the 6th P.M., County of Boulder, State of Colorado, described as follows:

         Beginning at a point from which the Southeast corner of the Northwest Quarter of the Northwest Quarter of Section 29, Township 1 North, Range 70 West of the 6th P.M. bears South 129.38 feet; thence West 380.8 feet; thence North
184.36 feet, thence East 380.8 feet; thence South 184.36 feet; to the POINT OF BEGINNING;

EXCEPTING THEREFROM that portion described as follows:
Beginning at a point on the South property line from which point the Northeast corner of the Northwest Quarter of the Northwest Quarter of Section 29, Township 1 North, Range 70 West bears North 1 degrees 22' East, a distance of 1198.3 feet; thence North 0 degrees 24' West, a distance of 183.8 feet to a point on the North property line; thence South 89 degrees 59' East, a distance of 36.0 feet to a point on the East line of the Northwest Quarter of the Northwest Quarter of Section 29; thence along the East line of the Northwest Quarter of the Northwest Quarter of Section 29, South 0 degrees 21' East, a distance of
183.5 feet; thence South 89 degrees 36' West, a distance of 35.8 feet, more or less, to the POINT OF BEGINNING, as granted to the Department of Highways by Deed recorded October 25, 1956, in Book 1028 at Page 124;

ALSO EXCEPTING THEREFROM that portion described as follows: Commencing at the Southeast corner of the Northwest Quarter of the Northwest Quarter of Section 29; thence North 0 degrees 15'40" West, 129.38 feet along the East line of the Northwest Quarter of the Northwest Quarter of Section 29 to the South line extended Easterly of the tract of land conveyed to Dale E. Teelen as described in Deed recorded on Film 834 at Reception No. 083239 of the records of Boulder County, Colorado; thence South 89 degrees 52'00" West, 71.90 feet parallel with the South line of the Northwest Quarter of the Northwest Quarter of Section 29 and along the South line extended Easterly and the South line of that tract of land as described on said Film 834 at Reception No. 083239 to the TRUE POINT OF BEGINNING; thence North 74 degrees 19'50" East, 37.34 feet to the Westerly right-of-way line of 28th Street (U.S. Highway No. 36); thence South 0 degrees 18'10" East, 10.00 feet along the Westerly right-of-way line of said 28th Street to the Southeast corner of that tract of land as described on said film 834 at Reception No. 083239; thence South 89 degrees 52'00" West, 36.00 feet parallel with the South line of the Northwest Quarter of the Northwest Quarter of Section 29 and along the South line of that tract of land as described on said Film 834 at Reception No. 083239 to the TRUE POINT OF BEGINNING.

                                    EXHIBIT B

                  LOCATION OF DEMISED PREMISES WITHIN BUILDING

                             [GRAPHIC - FLOOR PLAN]